ConAgra Foods

Q2 FY07 Question & Answer

December 21, 2006

1.	What were some examples of major brands in the Consumer Foods segment posting sales growth for the quarter?

DAVID

Egg Beaters

Healthy Choice

Hebrew National

Hunt’s

Kid Cuisine

Marie Callender’s

Manwich

Orville Redenbacher’s

PAM

Parkay

Peter Pan

Reddi-wip

Rosarita

Slim Jim

Swiss Miss

Wesson

Wolf

2.	What were some examples of major brands in the Consumer Foods segment posting sales declines for the quarter?

ACT II

Banquet

Blue Bonnet

Chef Boyardee

Knott’s Berry Farm

LaChoy

Libby’s

VanCamp’s

3.	How much was total depreciation and amortization (all types) from continuing operations for the quarter?

Approximately $88 million (versus approximately $74 million in Q2 2006)

4.	How much was total depreciation and amortization (all types) from continuing operations for the fiscal year-to-date?

Approximately $177 million (versus $149 million through Q2 2006)

5.	How much were capital expenditures from continuing operations for the quarter?

Approximately $66 million (versus approximately $60 million in Q2 2006)

6.	How much were capital expenditures from continuing operations for the fiscal year-to-date?

Approximately $111 million (versus $120 million through Q2 2006)

7.	What was the net interest expense for the quarter?

Approximately $52 million (versus approximately $69 million in Q2 2006)

8.	What was the net interest expense for the fiscal year-to-date?

Approximately $110 million (versus approximately $141 million through Q2 2006)

9.	What was corporate expense for the quarter?

Approximately $92 million, including approximately $4 million of expense related to restructuring charges and a $7 million benefit resulting from a favorable franchise tax resolution (versus approximately $103 million in Q2 2006, including $19 million of expense related to the accelerated recognition of benefits in connection with the transition of certain executives)

10.	How much did the company pay in dividends during the quarter?

$92 million

11.	How much did the company pay in dividends fiscal year-to-date?

$185 million

12.	What was the weighted average number of diluted shares outstanding for the quarter?

511 million shares

13.	What were the gross margins and operating margins for the quarter ($ amounts in millions, rounded)?

Gross margin = gross profit* divided by net sales

Gross margin = $810/$3,089 = 26.2%

Operating margin = segment operating profit** divided by net sales

Operating margin = $462/$3,089 = 15.0%

* Gross profit = net sales – costs of goods sold ($3,089 – $2,279 = $810)

**See second-quarter segment operating results for a reconciliation of operating profit to income from continuing operations before income taxes and equity method investment earnings (loss). Income from continuing operations before income taxes and equity method investment earnings (loss), divided by net sales = $318/$3,089 = 10.3%.

14.	What is included in the company’s net debt at the end of the quarter (in millions)?

	Q2 FY07	Q2 FY06
Total debt*	$3,558	$4,368
Less: Cash on hand	$ 804	$ 687
Net debt total	$2,754	$3,681

* Total debt = notes payable, short-term debt, long-term debt, and subordinated debt.

15.	What is the net debt to total capital ratio at quarter end?

37% currently and 42% a year ago

This ratio is defined as net debt divided by the sum of net debt plus shareholder equity. See question #14 for the components of net debt.

16.	What is the projected tax rate for continuing operations for the second half of fiscal 2007 (rounded)?

The company plans for a tax rate of 36% on pretax earnings excluding items that impact comparability.

17.	What are the projected capital expenditures for fiscal 2007?

Approximately $450 million

18.	What is the expected net interest expense for fiscal 2007?

Approximately $225 million

19.	What was the impact of adopting FAS123R during the quarter?

Expensing of stock options resulted in recognizing increased expense of approximately $5 million pretax.

20.	Where were the second quarter’s restructuring charges classified within Consumer Foods and Corporate?

Consumer Foods:

Cost of goods sold—approximately $17 million

SG&A expense—approximately $11 million

Corporate:

SG&A expense—approximately $4 million.

21.

As reported in the earnings release and prior releases, what are the main items in the second-quarter fiscal 2007 diluted EPS that will affect comparability with second-quarter fiscal 2006 diluted EPS?

Summary of major items included in diluted EPS of $0.43 for the second quarter of fiscal 2007	Second Quarter FY07

Expense related to restructuring program	$0.04
Gain related to the sale of an oat milling operation and a non-core asset	$0.03
Benefit related to the sale of a malt joint venture	$0.02
Gain from a fire insurance settlement	$0.01
Benefit from a favorable resolution of franchise tax matters	$0.01
Expense from net unfavorable tax settlements and changes in estimates	$0.02
Income from discontinued operations	$0.02

Summary of major item included in diluted EPS of $0.29 for the second quarter of fiscal 2006	Second Quarter FY06

Impairment charges related to a joint venture	$0.05
Expense related to accelerated recognition of benefits in connection with transition of certain executives	$0.02
Income from discontinued operations	$0.07

22.	Does the company have any comment on how the recent divestitures should impact SG&A cost reduction goals?

The company is aggressively pursuing SG&A cost reductions, particularly focusing on costs that were associated with the recently divested businesses. As part of the divestiture agreements, the company is providing some transition services to the buyers; the company will therefore not significantly change all of the applicable SG&A activities or reduce the related costs until it stops providing the services. The buyers are reimbursing the company for these services, and the company considers the amount of the reimbursement to roughly represent amounts identified for cost reduction once the services and reimbursement have stopped. Excluding reimbursement for direct pass-through costs, buyer payment to ConAgra Foods during the fiscal 2007 second quarter was approximately $6 million for fixed-cost related items.

23.

Given the changes to discontinued operations and other items in fiscal 2006 that occurred after the fourth quarter fiscal 2006 earnings release, what are the major items impacting EPS comparability for continuing operations in the second half of fiscal 2006?

Major Items Affecting Third-Quarter Fiscal 2006 EPS

Included in the $0.19 diluted EPS from Continuing Operations (EPS amounts rounded and after tax):

•

Expense of $0.06 per diluted share, or $50 million pretax, for restructuring charges related to programs designed to reduce the company’s ongoing operating costs. These are classified as $41 million of expense within the Consumer Foods segment (Cost of Goods Sold of $5 million and SG&A expense of $36 million) and $9 million of SG&A expense within corporate.

•	Expense of $0.06 per diluted share, or $47 million pretax, for a charge related to a note receivable from Swift and Company, which is classified as SG&A expense within corporate.

•	Expense of $0.02 per diluted share, or $17 million pretax, reflecting the adjustment of a litigation reserve which is included within corporate.
•	Benefit of $0.02 per diluted share for a lower than normal tax rate.
•

Expense of $0.02 per diluted share, or $9 million pretax, resulting from asset impairment charges associated with an equity method investment, and classified within the results of equity method investment earnings (loss); this amount is not tax deductible.

Major Items Affecting Fourth-Quarter Fiscal 2006 EPS

Included in the $0.11 diluted EPS from Continuing Operations (EPS amounts rounded and after tax):

•

Expense of $0.09 per diluted share, or $79 million pretax, for restructuring charges related to programs designed to reduce the company’s ongoing operating costs. These are classified as $44 million of expense within the Consumer Foods segment (Cost of Goods Sold of $15 million and SG&A expense of $29 million), $5 million of SG&A expense within the Food and Ingredients segment, and $30 million of SG&A expense within corporate.

•	Expense of $0.04 per diluted share, or $36 million pretax, for a charge related to a note receivable, which is included within corporate.
•

Expense of $0.05 per diluted share, or $24 million, resulting from asset impairment charges associated with an equity method investment, and classified within the results of equity method investment earnings (loss). There is no tax benefit related to these charges.

•	Expense of $0.03 per diluted share, or $26 million pretax, for a charge related to early retirement of debt, which is included within corporate.
•	Benefit of $0.04 per diluted share for a lower than normal tax rate.

Note on Forward-Looking Statements:

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current views and assumptions of future events and financial performance and are subject to uncertainty and changes in circumstances. The company undertakes no responsibility to update these statements. Readers of this document should understand that these statements are not guarantees of performance or results. Many factors could affect the company’s actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements. These factors include, among other things, future economic circumstances, industry conditions, availability and prices of raw materials, product pricing, competitive environment and related market conditions, operating efficiencies, the company’s ability to execute its operating and restructuring plans, access to capital, actions of governments and regulatory factors affecting the company’s businesses and other risks described in the company’s reports filed with the Securities and Exchange Commission. The company cautions readers not to place undue reliance on any forward-looking statements included in this document, which speak only as of the date made.